Exhibit 10.7

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this "Second Amendment") is made as of May 29, 2013, by and between ARE-SAN FRANCISCO NO. 29, LLC, a Delaware limited liability company ("Landlord"), and BIOCARDIA, INC., a Delaware corporation ("Tenant").

RECITALS

A.     Landlord and Tenant are parties to that certain Lease dated as of September 29, 2008, as amended by that certain First Amendment to Lease dated as of May 31, 2010 (the "First Amendment") (as amended, the "Lease"). Pursuant to the Lease, Tenant leases certain premises consisting of approximately 13,718 rentable square feet of space ("Premises"), consisting of (i) the "Original Premises" (as defined in the First Amendment) containing approximately 12,918 rentable square feet, and (ii) the "Office Premises" (as defined in the First Amendment) containing approximately 800 rentable square feet, in a building located at 125 Shoreway Drive, San Carlos, California ("Building"). The Premises are more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B.     The Base Term of the Lease with respect to the Original Premises is scheduled to expire on December 31, 2013.

C.     The term of the Lease with respect to the Office Premises is currently on a month-to-month basis.

D.     Landlord and Tenant desire, subject to the terms and conditions set forth below, to (i) extend the Base Term of the Lease, and (ii) make the term of the Lease with respect to the Office Premises concurrent with the Term of the Lease with respect to the Original Premises.

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.     Base Term. As of the date of this Second Amendment, the defined term "Base Term" on page 1 of the Lease is hereby deleted and replaced with the following:

"Base Term: Beginning on (i) the Commencement Date with respect to the Original Premises (as defined in the First Amendment to Lease dated as of May 31, 2010 (the "First Amendment")), and (ii) the Office Premises Commencement Date (as defined in the First Amendment) with respect to the Office Premises, and ending with respect to the entire Premises on December 31, 2016."

2.     Base Rent. Tenant shall continue to pay Base Rent as provided in the Lease through December 31, 2013.     Notwithstanding anything to the contrary contained in the Lease, commencing on January 1, 2014, Tenant shall commence paying Base Rent with respect to the entire Premises pursuant to the following schedule (and the provisions of Section 4(a) of the Lease shall not apply during the period set forth in the following schedule):

Period	Base Rent Per RSF Per Month
1/1/14 - 1/31/14:	$0
2/1/14 - 12/31/14:	$1.70
1/1/15 - 12/31/15:	$1.75
1/1/16 - 12/31/16:	$1.80

3.      Extension Rights. Tenant's Extension Rights set forth in Section 40(a) of the Lease shall continue to apply, with the Extension Term being the three (3) year period immediately following December 31, 2016. The Market Rent referred to in Section 40(a) of the Lease shall be determined with reference to comparable research and development space located in San Carlos, California for a comparable term, taking into account all relevant factors.

4.     Surrender Condition. Notwithstanding anything to the contrary contained in the Lease, Tenant shall not be required to remove or restore any portion of the Tenant Improvements or other Alterations existing in the Premises as of the date of this Second Amendment at the expiration or earlier termination of the Term nor shall Tenant have the right to remove any such Tenant Improvements or other Alterations existing in the Premises as of the date of this Second Amendment at any time.

5.     Tenant's Property. Exhibit F attached to the Lease is hereby deleted in its entirety and replaced with the Exhibit F attached to this Second Amendment.

6.     Approvals. As of the date of this Second Amendment, Landlord represents and warrants that it does not require the approval of the Holder of any Mortgage (if any) in connection with this Second Amendment.

7.     Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, "Broker") in connection with the transaction reflected in this Second Amendment and that no Broker brought about this transaction, other than Kidder Mathews and Jones Lang LaSalle. Landlord and Tenant each hereby agrees to indemnify and hold the other harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.

8.     Miscellaneous.

(a)     This Second Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Second Amendment may be amended only by an agreement in writing, signed by the parties hereto.

(b)     This Second Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

(c)     This Second Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Second Amendment attached thereto.

(d)     Except as amended and/or modified by this Second Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Second Amendment. In the event of any conflict between the provisions of this Second Amendment and the provisions of the Lease, the provisions of this Second Amendment shall prevail. Whether or not specifically amended by this Second Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Second Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the day and year first above written.

TENANT:

BIOCARDIA, INC., a Delaware corporation

By:	/s/ Phil Pesta
Its:	Vice President Operations

LANDLORD:

ARE-SAN FRANCISCO NO. 29, LLC, a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE
EQUITIES, L.P.,
a Delaware limited partnership, managing member

	By:	ARE-QRS CORP., a Maryland corporation, general partner

	By:	/s/ Eric S. Johnson
	Its:	Vice President
Real Estate Legal Affairs

EXHIBIT F TO LEASE

TENANT'S PERSONAL PROPERTY

Three free-standing controlled environment rooms in dimensions of two at 18'x12', one at 12'x10'

Sharp First 40" bed vertical milling machine

Jet Bench Lathe model BD1325R

Air Compressor, Atlas Copco SF4

Pallet Racks in shipping/receiving area

Office furniture and cubicles

Air Compressor, Atlas Copco SF4 (second unit as a back-up)